EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-68785, No. 333-89595 and No. 333-85609) of
Westwood One, Inc. of our report dated February 10, 2003 relating to the financial statements and financial statement schedule, which appear in this Form 10-K.





New York, New York
February 10, 2003